Exhibit 99.1
Cambium Learning Group, Inc. Announces
Pricing of $175 Million of 9.75% Senior Secured Notes Due 2017
DALLAS, TEXAS, February 15, 2011 — Cambium Learning Group, Inc. (Nasdaq: ABCD) (the “Company”) announced today that is has priced its previously announced offering of senior secured notes, consisting of $175 million aggregate principal amount of 9.75% senior secured notes due 2017 (the “Notes”).
The Notes offering is expected to be completed on or about February 17, 2011, subject to customary closing conditions. Concurrently with the closing of the Notes offering, the Company also intends to enter into its previously announced new $40 million asset-based revolving credit facility.
The Company intends to use the net proceeds from the offering to repay in full outstanding indebtedness under its existing secured credit facility and senior unsecured notes, pay related fees and expenses and for general corporate purposes.
The securities will be offered inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
About Cambium Learning Group, Inc.
Cambium Learning Group, Inc. is based in Dallas, Texas, and operates three business units: Voyager, a comprehensive intervention business; Sopris, a supplemental solutions business; and Cambium Learning Technologies, which includes ExploreLearning, IntelliTools, Kurzweil and Learning A-Z. Through its core divisions, the Company provides research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services primarily focused on serving the needs of the nation’s most challenged learners and enabling students to realize their full potential. The Company’s shares of common stock are traded on the Nasdaq Global Market under the symbol: ABCD. The Company’s website is www.cambiumlearninggroup.com.

Forward Looking Statements
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release include statements related to the offering of the Notes, including the contemplated size of such offering and any possible completion of such offering. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 26, 2010. The Company disclaims any duty to update any forward-looking statements made by the Company, whether as a result of the receipt of new information, future events or otherwise.
Media and Investor Contact:
Shannan Overbeck
Cambium Learning Group, Inc.
214.932.9476
shannan.overbeck@cambiumlearning.com